Exhibit 99.1

Ensco plc and Rowan Companies plc Agree to Combine,

Creating Industry-Leading Offshore Driller

Broad Portfolio of High-Specification Floaters and Jack-ups

Diverse Customer Base Includes Most of the Largest Holders of Offshore Reserves

Broadest Geographic Presence of Any Offshore Driller

Well Capitalized with Combined Liquidity of $3.9 Billion

$150 Million of Anticipated Annual Expense Synergies

Accretive to Cash Flow Per Share in First Full Year Following Closing

Clear Leader in Customer Satisfaction with Strong Focus on Safety and Operations

London — 8 October 2018 — Ensco plc (NYSE: ESV) and Rowan Companies plc (NYSE: RDC) jointly announced today that the companies have entered into a definitive transaction agreement under which Rowan will combine with Ensco in an all-stock transaction. The definitive transaction agreement was unanimously approved by each company’s board of directors. The Saudi Aramco partner to the ARO Drilling joint venture has consented to the combination between Rowan and Ensco.

Under the terms of the transaction agreement, Rowan shareholders will receive 2.215 Ensco shares for each Rowan share. Upon closing, Ensco and Rowan shareholders will own approximately 60.5% and 39.5%, respectively, of the outstanding shares of the combined entity. There are no financing conditions for this transaction.

The combined company expects to realize annual pre-tax expense synergies of approximately $150 million, with more than 75% of targeted synergies expected to be realized within one year of closing. As a result, the transaction is projected to be accretive to cash flow per share in 2020 following an anticipated closing in the first half of 2019.

Rowan President and Chief Executive Officer Tom Burke, who will serve as President and Chief Executive Officer of the combined company, said, “We are excited to reach an agreement to combine our well-respected organizations, enabling both Rowan and Ensco shareholders to participate in the substantial value creation opportunities of a larger, more technologically-advanced and diverse offshore drilling company. By merging our high-quality rig fleets and infrastructure covering the world’s most prolific offshore basins, we increase our scale while maintaining a shared focus on high-specification assets that will include ultra-deepwater drillships and versatile semisubmersibles, as well as harsh environment and modern jack-ups. Rowan shareholders also benefit from the addition of significant backlog and substantial scale in ultra-deepwater operations. The combined entity’s talented workforce, unrivaled geographic and customer diversification, and solid financial position ideally position us to meet increasing customer demand for the most technologically-advanced drilling rigs as the offshore sector recovers.”

Ensco President and Chief Executive Officer Carl Trowell, who will serve as Executive Chairman of the combined company,  stated, “The combination of Ensco and Rowan will create an industry leader in offshore drilling across all water depths, with significant advantages to capitalize on future opportunities and better serve our customers. Ensco and Rowan share a common culture built around safety and operational excellence, innovation, technical expertise and customer satisfaction. Through this combination, Ensco shareholders will uniquely benefit from Rowan’s strategic joint venture with Saudi Aramco, ARO Drilling, while all stakeholders will share in meaningful cost savings and even greater upside to improving market conditions as the industry recovery continues gaining momentum.”

Combined Company Highlights and Strategic Fit

Creating a leading offshore rig fleet, with many of the industry’s highest specification assets

•                  The combination will bring together both companies’ complementary businesses, creating a leading offshore driller by fleet size, geographic presence and customer base, with 82 rigs(1) spanning six continents and collectively serving more than 35 customers, including the largest national oil companies, international majors and independent exploration and production companies.

•                  The combined company’s rig fleet of 28 floaters and 54 jack-ups will be among the most technologically-advanced in the industry, capable of providing a wide range of drilling services to an expanded base of clients around the world, and will be ideally positioned to meet increasing levels of customer demand for the highest-specification ultra-deepwater drillships and harsh environment jack-ups.

•                  Within the fleet of 28 floating rigs (drillships and semisubmersibles) are 25 ultra-deepwater rigs capable of drilling in water depths of greater than 7,500 feet, with an average age of six years — establishing this fleet among the youngest and most capable in the industry. The combined fleet will also have the second-largest fleet of the highest-specification drillships(2) in the industry, with 11 of these seventh generation ultra-deepwater rigs.

•                  The 54-rig jack-up fleet will include 38 units that are equipped with many of the advanced features requested by clients with shallow-water drilling programs, such as increased leg length, expanded cantilever reach and greater hoisting capacity. Among the combined company’s jack-up fleet are seven ultra-harsh environment units and nine additional modern harsh environment rigs.

Unparalleled geographic coverage

•                  The combined company will be the most geographically-diverse offshore driller with current operations and drilling contracts spanning six continents in nearly every major deep- and shallow-water basin around the world including the Gulf of Mexico, Brazil, West Africa, North Sea, Mediterranean, Middle East, Southeast Asia and Australia.

•                  Ensco shareholders will gain exposure to the ARO Drilling joint venture and ultra-harsh environment jack-ups, along with a presence in Norway. Rowan shareholders gain access to Ensco’s strong relationships with large deepwater customers and wider geographic footprint, which includes a presence in Brazil, West Africa, Southeast Asia and Australia, along with a versatile semisubmersible fleet.

(1)  Includes two drillships and one jack-up rig under construction. Excludes Rowan’s 50% interest in ARO Drilling. Pro forma for Rowan’s sale of the Hank Boswell and Scooter Yeargain to ARO Drilling expected to be completed prior to completion of the transaction. Excludes two rigs, Rowan California and Gorilla IV, earmarked for retirement.

(2)  Defined as drillships delivered in 2013 or later, equipped with dual BOP and 2.5 mm lbs. hookload derricks.

Servicing the broadest customer base, with continued emphasis on customer satisfaction

•                  Customers of the combined company will include most of the leading national and international oil companies, plus many independent operators. Customers will benefit from enhanced diversification of high-quality assets that best meet their drilling requirements.

•                  Both companies have long track records of being recognized as leaders in customer satisfaction, including eight consecutive years ranked #1 in total satisfaction and seven years ranked #1 for high pressure, high temperature application among offshore drillers by EnergyPoint Research. The combined company will continue its commitment of delivering industry-leading service.

Technology focus to differentiate services and lower costs

•                  The combined company is dedicated to deploying new technologies and innovative solutions that differentiate its services and drive operational integrity and performance at the well site. With a larger, more diversified fleet, the combined company can economically develop and deploy these advancements across a wider asset base and global footprint.

•                  The combined company is expected to leverage ARO Drilling’s 20-rig new build program to develop and deploy leading-edge technology at scale.

Financial Highlights

The combined entity is expected to generate future revenue growth opportunities as it capitalizes on an expanded, high-quality fleet serving a larger customer base across a wider geographic footprint. Estimated annual expense savings of $150 million are expected to be realized primarily from corporate and regional overlaps, supply chain efficiencies as well as the standardization of systems, policies and procedures across the combined organization. Based on these anticipated annual savings, the planned combination is expected to be accretive to cash flow per share annually for the combined entity beginning in 2020.

The combined company’s balance sheet is expected to have liquidity of approximately $3.9 billion, including $1.9 billion of cash and short-term investments(3), providing the new entity with the financial flexibility to continue investing in the fleet and innovations aimed at improving drilling efficiencies. The combined company’s credit profile will benefit from increased scale and significantly enhanced diversification across regions, rig types, customers and expertise due to the diverse makeup of its respective businesses. The total estimated revenue backlog for the combined company is approximately $2.7 billion(3), excluding ARO Drilling’s substantial backlog which is unconsolidated. Based on the closing price of each company’s shares on 5 October 2018, the estimated enterprise value of the combined company is $12.0 billion.

Governance

Carl Trowell will become the combined company’s Executive Chairman, Tom Burke will serve as President and Chief Executive Officer, and Jon Baksht will serve as Senior Vice President and Chief Financial Officer. The remaining executive management team for the combined company

(3)  As of June 30, 2018 or most recent company filing.

will be named at a later date and will comprise executives from both Ensco and Rowan. Effective upon closing, the combined company’s board of directors will include Carl Trowell and Tom Burke, plus five additional members from Ensco’s current board and four additional members from Rowan’s current board.

The combined company will be domiciled in the United Kingdom, where both Ensco and Rowan are currently domiciled, and senior executive officers will be located in London and Houston.

Conditions and Timing

The transaction is subject to approval by the shareholders of Ensco and Rowan and regulatory authorities, as well as other customary closing conditions. In addition, the transaction will be subject to court approval pursuant to a UK court-sanctioned scheme of arrangement. The transaction is not subject to any financing conditions. Ensco and Rowan intend to file a joint proxy statement with the Securities and Exchange Commission as soon as possible. The companies anticipate that the transaction will close during the first half of 2019.

Advisors

Morgan Stanley & Co. LLC is lead financial advisor to Ensco. HSBC Securities (USA) Inc. and Citigroup Global Markets Inc. also provided financial advice to Ensco. Ensco’s legal advisors are Gibson, Dunn & Crutcher LLP and Slaughter and May. The financial advisor for Rowan is Goldman Sachs & Co. LLC and its legal advisors are Kirkland & Ellis LLP and Latham & Watkins LLP.

Conference Call/Webcast

Ensco and Rowan will conduct a conference call to discuss the proposed combination today at 7:30 a.m. CDT (8:30 a.m. EDT and 1:30 p.m. London time). The call will be webcast live at www.enscoplc.com and www.rowan.com. Alternatively, callers may dial 1-855-239-3215 within the United States or +1-412-542-4130 from outside the U.S. Please ask for the Ensco/Rowan conference call. It is recommended that participants call 20 minutes ahead of the scheduled start time. Callers may avoid delays by pre-registering to receive a dial-in number and PIN at http://dpregister.com/10125207.

Shortly before the conference call begins, slides will be posted under the investor relations sections of each company’s website that will be referred to during the call. A webcast replay and transcript of the call will be available within 36 hours at www.enscoplc.com and www.rowan.com. A replay will also be available by phone for six days after the call by dialing 1-877-344-7529 within the United States or +1-412-317-0088 from outside the U.S. (conference ID 10125207).

About Ensco

Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. For more than 30 years, the company has focused on operating safely and going beyond customer expectations. Ensco is ranked first in total customer satisfaction in the latest independent survey by EnergyPoint Research — the eighth consecutive year that Ensco has earned this distinction. Operating one of the newest ultra-deepwater rig fleets and a leading premium jackup fleet, Ensco has a major presence in the most strategic offshore basins across six continents. Ensco plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ. To learn more, visit the company’s website at www.enscoplc.com.

About Rowan

Rowan is a global provider of contract drilling services with a current fleet of 27 mobile offshore drilling units, composed of 23 self-elevating jack-up rigs and four ultra-deepwater drillships. The company’s fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the Mediterranean Sea, and Trinidad.  Additionally, the company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling that owns a fleet of five self-elevating jack-up rigs that operate in the Arabian Gulf. The company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the company, please visit www.rowan.com.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco plc following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)).  Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import.  These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  All information in this document is as of today.  Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Ensco and Rowan will file a joint proxy statement on Schedule 14A with the SEC.  Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines to conduct an acquisition of Rowan pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800.  Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.”  Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in Ensco’s proxy statement relating to its 2018 General Meeting of Shareholders and Rowan’s proxy statement relating to its 2018 General Meeting of Shareholders, as filed with the SEC on March 30, 2018 and April 3, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales.  In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States.  Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Investor and Media Contact(s):	Ensco plc
Nick Georgas
Senior Director – Investor Relations and Communications
713-430-4607

Ensco plc
Tim Richardson
Manager – Investor Relations
713-430-4490

Rowan Companies plc
Son Vann
Vice President Corporate Development
713-960-7655